Exhibit 99.1

Viracta Therapeutics Announces Departure of Chief Medical Officer

San Diego, May 2, 2023 – Viracta Therapeutics, Inc. (Nasdaq: VIRX), a precision oncology company focused on the treatment and prevention of virus-associated cancers that impact patients worldwide, today announced that Chief Medical Officer, Lisa Rojkjaer, M.D., will be leaving the company to pursue another opportunity, effective May 5, 2023. Donald Strickland, M.D., Viracta’s Vice President, Clinical Development and Medical Director, and Yisrael Katz, M.D., Senior Medical Director, will continue to oversee Viracta’s pivotal NAVAL-1 trial and solid tumor clinical program, respectively.

“Viracta has built an excellent team of talented professionals that have achieved important milestones such as the initiation and global expansion of Nana-val’s pivotal NAVAL-1 trial in EBV-positive relapsed/refractory lymphoma in addition to the advancement of our Nana-val program into EBV-positive solid tumors,” said Mark Rothera, President and Chief Executive Officer of Viracta. “I have the utmost confidence that this team will continue to efficiently advance the development of Nana-val as a potentially tumor agnostic therapy for EBV-associated cancers. I would like to thank Lisa for her contributions to Viracta and wish her well in her next endeavor.”

About Viracta Therapeutics, Inc.

Viracta is a precision oncology company focused on the treatment and prevention of virus-associated cancers that impact patients worldwide. Viracta’s lead product candidate is an all-oral combination therapy of its proprietary investigational drug, nanatinostat, and the antiviral agent valganciclovir (collectively referred to as Nana-val). Nana-val is currently being evaluated in multiple ongoing clinical trials, including a pivotal, global, multicenter, open-label Phase 2 basket trial for the treatment of multiple subtypes of relapsed/refractory Epstein-Barr virus-positive (EBV+) lymphoma (NAVAL-1), as well as a multinational, open-label Phase 1b/2 trial for the treatment of EBV+ recurrent or metastatic nasopharyngeal carcinoma and other EBV+ solid tumors. Viracta is also pursuing the application of its “Kick and Kill” approach in other virus-related cancers.

For additional information please visit www.viracta.com.

Forward Looking Statements

This communication contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding: the details, timeline and expected progress for Viracta’s ongoing and anticipated trials and updates regarding the same, including NAVAL-1 and the Phase 1b/2 trial of Nana-val in EBV+ solid tumors, the announced changes to management, statements concerning or implying Viracta’s future performance, goals and potential, and the ability of management personnel to contribute to the execution of Viracta’s vision, performance, goals and potential. Risks and uncertainties related to Viracta that may cause actual results to differ materially from those expressed or implied in any forward-looking statement include, but are not limited to: Viracta’s ability to successfully enroll patients in and complete its ongoing and planned clinical trials; Viracta’s plans to develop and commercialize its product candidates, including all oral combinations of nanatinostat and valganciclovir; the timing of initiation of Viracta’s planned clinical trials; the timing of the availability of data from Viracta’s clinical trials; previous preclinical and clinical results may not be predictive of future clinical results; the timing of any planned investigational new drug application or new drug application; Viracta’s plans to research, develop and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of Viracta’s product candidates; Viracta’s ability to manufacture or supplying nanatinostat, valganciclovir and pembrolizumab for clinical testing; Viracta’s ability to identify additional products or product candidates with significant commercial potential; developments and projections relating to Viracta’s competitors and its industry; the impact of government laws and regulations; Viracta’s ability to protect its intellectual property position; and Viracta’s estimates regarding future expenses, capital requirements and need for additional financing in the future.

These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Viracta’s reports and other documents that Viracta has filed, or will file, with the SEC from time to time and available at www.sec.gov.

The forward-looking statements included in this communication are made only as of the date hereof. Viracta assumes no obligation and does not intend to update these forward-looking statements, except as required by law or applicable regulation.

Investor Relations Contact:

Ashleigh Barreto

Head of Investor Relations & Corporate Communications

Viracta Therapeutics, Inc.

abarreto@viracta.com

SOURCE Viracta Therapeutics, Inc.